Exhibit 10.5

GENERATIONS BANK

AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

GENERATIONS BANK

AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Table of Contents

Article 1 - Definitions

Page

1.1	Account	1

1.2	Administrator	1

1.3	Board	1

1.4	Change-in-Control	1

1.5	Code	2

1.6	Disability	2

1.7	Effective Date	2

1.8	Eligible Employee	2

1.9	Employee	2

1.10	Employer	2

1.11	Employer Supplemental Contribution	2

1.12	ERISA	2

1.13	Investment Fund	3

1.14	Participant	3

1.15	Plan Year	3

1.16	Separation from Service	3

1.17	Service Recipient	3

1.18	Share	3

1.19	Trust	3

1.20	Trustee	3

Article 2 - Participation

2.1	Commencement of Participation	3

2.2	Loss of Eligible Employee Status	3

Article 3 - Contributions

3.1	Employer Supplemental Contribution	4

3.2	Change-in-Control Contribution	4

3.3	Crediting of Contribution	4

Article 4 - Vesting

4.1	Vesting of Employer Supplemental Contributions	4

4.2	Vesting due to Certain Events	4

4.3	Amounts Not Vested	4

4.4	Forfeitures	4

Article 5 - Accounts

5.1	Accounts	5

5.2	Investments, Gains and Losses	5

Article 6 - Distributions

6.1	Distributions upon Separation from Service	5

6.2	Substantially Equal Annual Installments	5

6.3	Distributions due to Disability	6

6.4	Distributions upon Death	6

6.5	Changes to Distribution Elections	6

6.6	Separation from Service for Cause	6

6.7	Distributions upon a Change-in-Control	6

Article 7 - Beneficiaries

7.1	Beneficiaries	7

7.2	Lost Beneficiary	7

Article 8 - Funding

8.1	Prohibition against Funding	7

8.2	Deposits in Trust	8

Article 9 - Claims Administration

9.1	General	8

9.2	Claims Procedure	8

9.3	Right of Appeal	8

9.4	Review of Appeal	9

9.5	Designation	9

Article 10 - General Provisions

10.1	Administrator	9

10.2	No Assignment.	10

10.3	No Employment Rights	10

10.4	Incompetence	10

10.5	Identity	11

10.6	Other Benefits	11

10.7	Expenses	11

10.8	Insolvency	11

10.9	Amendment or Modification	11

10.10	Plan Termination	11

10.11	Construction	12

10.12	Governing Law	12

10.13	Severability	12

10.14	Headings	12

10.15	Terms	12

GENERATIONS BANK

AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Amended and Restated Supplemental Executive Retirement Plan (the “Plan”) for Shelley Tafel (the “Participant”), originally adopted effective January 1, 2012, is hereby amended and restated effective as of July 29, 2019, and is entered into by and between Generations Bank (the “Employer”) and the Participant.

This Plan is an unfunded arrangement maintained for the purpose of providing deferred compensation for selected officers of the Employer, each of whom is a member of a select group of management or highly compensated employees, and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended.

Article 1 - Definitions

1.1          Account

The sum of all the bookkeeping sub-accounts as may be established for each Participant as provided in Section 5.1 hereof.

1.2          Administrator

The individual acting as chief financial officer of the Employer or such other individual as may be appointed by the Employer. The Administrator shall serve as the agent for the Employer with respect to the Trust.

1.3          Board

The Board of Directors of the Employer.

1.4          Change-in-Control

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, a “Change-in-Control” of the Employer (which, for purpose of this Section 1.4 shall mean Generations Bank but not any of its affiliates or subsidiaries) shall mean the first to occur of any of the following:

(a)            the date that any one person or persons acting as a group acquires ownership of Employer stock constituting more than fifty percent (50%) of the total fair market value or total voting power of the Employer;

(b)            the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of the Employer possessing thirty percent (30%) or more of the total voting power of the stock of the Employer;

(c)            the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Employer that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Employer immediately prior to such acquisition; or

(d)            the date that a majority of members of the Employer’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or elections.

1.5          Code

The Internal Revenue Code of 1986, as amended.

1.6          Disability

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, a Participant shall be considered to have incurred a Disability if: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer; or (iii) determined to be totally disabled by the Social Security Administration.

1.7           Effective Date

The Plan is hereby amended and restated effective July 29, 2019.

1.8          Eligible Employee

An Employee shall be considered an Eligible Employee if such Employee is a member of a “select group of management or highly compensated employees,” within the meaning of Sections 201, 301 and 401 of ERISA, and is designated as an Eligible Employee by the Administrator in Exhibit A attached hereto.

1.9           Employee

Any person employed by the Employer.

1.10        Employer

Generations Bank and its subsidiaries and affiliates.

1.11        Employer Supplemental Contribution

A contribution made by the Employer that is credited to one or more Participant’s Accounts in accordance with the terms of Section 3.1 hereof.

1.12        ERISA

The Employee Retirement Income Security Act of 1974, as amended.

1.13        Investment Fund

Each investment(s) which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

1.14        Participant

An Eligible Employee who is a Participant as provided in Article 2.

1.15        Plan Year

The Plan Year is January 1 through December 31.

1.16        Separation from Service

A Participant shall incur a Separation from Service if the Participant incurs a termination of employment with the Employer in such a manner as to constitute a “separation from service” as defined under Code section 409A.

1.17        Service Recipient

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, Service Recipient shall mean the Employer.

1.18        Share

Share shall mean a share of common stock of Seneca-Cayuga Bancorp, Inc.

1.19        Trust

The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered and managed, which shall conform to the terms of Rev. Proc. 92-64.

1.20        Trustee

First County Bank, or such other successor that shall become trustee at the discretion of the Employer. The Trustee may not be changed after the date of a Change-in-Control.

Article 2 - Participation

2.1           Commencement of Participation

Each Eligible Employee shall become a Participant on the date on which an Employer Supplemental is first credited to her Account, which was January 1, 2018 for Shelley Tafel.

2.2           Loss of Eligible Employee Status

Amounts credited to the Account of a Participant who is no longer an Eligible Employee shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

Article 3 - Contributions

3.1           Employer Supplemental Contribution

The Employer shall make an Employer Supplemental Contribution to the Account of the Participant. The amount of the Employer Supplemental Contribution shall be determined by the Employer based on the amounts stated on the attached Exhibit A. Such Employer Supplemental Contribution shall be credited to the Participant’s Account.

3.2           Change-in-Control Contribution

Upon a Change-in-Control, the Employer shall make a Change-in-Control Contribution to the Plan in an amount equal to the present value of any remaining Employer Supplemental Contribution s, as stated on Exhibit A, that have not yet been made to the Plan. The discount rate for the present value calculation shall be determined by using an interest rate equal to 120% of the applicable federal rate, determined under Code Section 1274(d) and compounded semiannually, for the month in which a Change-in-Control occurs.

3.3           Crediting of Contribution

The Employer Supplemental Contribution shall be credited to a Participant’s Account, and if applicable transferred to the Trust, at such time as the Employer shall determine but no less frequently than annually. The Change-in-Control Contribution shall be credited to a Participant’s Account no later than the date of the Change-in-Control.

Article 4 - Vesting

4.1           Vesting of Employer Supplemental Contributions

Except as otherwise provided herein, a Participant shall have a vested right to the portion of her Account attributable to Employer Supplemental Contributions following the fifth full Plan Year from the Participant’s date of eligibility as stated on Exhibit A.

4.2           Vesting due to Certain Events

(a)            Upon a Participant’s Disability, the Participant shall be fully vested in all amounts credited to her Account as of the date of Disability.

(b)            Upon a Participant’s death, the Participant shall be fully vested m all amounts credited to her Account.

(c)            Upon a Change-in-Control, all Participants shall be fully vested in all amounts credited to their Accounts as of the date of the Change-in-Control.

4.3           Amounts Not Vested

Any amounts credited to a Participant’s Account that are not vested at the time of a distribution event shall be forfeited.

4.4           Forfeitures

At the discretion of the Employer, any forfeitures from a Participant’s Account (i) shall continue to be held in the Trust, shall be separately invested, and shall be used to reduce succeeding Deferrals and any Employer Contributions, or (ii) shall be returned to the Employer as soon as administratively feasible.

Article 5 - Accounts

5.1          Accounts

The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. Each Participant’s Account shall be reduced by any distributions made plus any federal and state tax withholding, and any social security withholding tax as may be required by law.

5.2          Investments, Gains and Losses

Amounts credited to a Participant’s Account shall be deemed to be invested in Shares at all times.

Article 6 - Distributions

6.1          Distributions upon Separation from Service

Upon the Participant’s Separation from Service, the Participant’s vested Account shall be distributed within thirty (30) days of the date of Separation from Service. Distribution shall be made either in a lump-sum payment or in substantially equal annual installments, as defined in Section 6.2 below, over a period of up to ten (10) years as elected by the Participant at the time of her initial eligibility. If the Participant fails to properly designate the form of the distribution, the Account shall be paid in ten (10) annual installments. A distribution will be delayed by six months and one day only if required by Code Section 409A and the regulations thereunder.

6.2           Substantially Equal Annual Installments

(a)            The amount of the substantially equal payments shall be determined by multiplying the Participant’s Account or sub-account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1). The amounts of the payments for each succeeding year shall be determined by multiplying the Participant’s Account or sub-account as of the applicable anniversary of the payout by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1). Installment payments made pursuant to this Section 6.2 shall be made as soon as administratively feasible but no later than thirty (30) days following the anniversary of the distribution event.

(b)            For purposes of the Plan and pursuant to Code Section 409A and regulations thereunder, a series of annual installments from a particular subaccount shall be considered a single payment.

6.3           Distributions due to Disability

Upon a Participant’s Disability, all amounts credited to her Account shall be paid to the Participant in a lump sum as soon as administratively feasible but no later than thirty (30) days following the date of Disability.

6.4          Distributions upon Death

Upon the death of a Participant, all amounts credited to her Account shall be paid, as soon as administratively feasible but no later than thirty (30) days following Participant’s date of death, to her beneficiary or beneficiaries, as determined under Article 7 hereof, in a lump sum.

6.5           Changes to Distribution Elections

A Participant will be permitted to elect to change the form or timing of the distribution of the balance of one or more sub-accounts within her Account to the extent permitted and in accordance with the requirements of Code Section 409A(a)(4)(C), including the requirement that (i) a redeferral election may not take effect until at least twelve (12) months after such election is filed with the Employer, (ii) an election to further defer a distribution must result in the first distribution subject to the election being made at least five (5) years after the previously elected date of distribution, and (iii) any redeferral election affecting a distribution at a fixed date must be filed with the Employer at least twelve (12) months before the first scheduled payment under the previous fixed date distribution election. Once an Account begins distribution, no such changes to distributions shall be permitted.

6.6           Separation from Service for Cause

Upon a Participant’s Separation from Service for Cause, all amounts credited to Participant’s Account amounts relating to Employer Supplemental Contributions and including the Participant’s share of any earnings or losses credited on the foregoing pursuant to Section 5.2, above, shall be forfeited back to the Employer. For purposes of this Plan, “Cause” shall mean (i) engaging in willful or grossly negligent misconduct that is materially injurious to the Employer and/or affiliate, (ii) embezzlement or misappropriation of funds or property of the Employer and/or affiliate, (iii) conviction of a felony (other than a traffic offense) or the entrance of a plea of guilty or nolo contendere to a felony, (iv) conviction of any crime involving fraud, dishonesty or breach of trust or the entrance of a plea of guilty or nolo contendere to such a crime, or (v) failure or refusal by the Participant to devote full business time and attention to the performance of her duties and responsibilities if such breach has not been cured within fifteen (15) days after notice is given to the Participant.

6.7          Distributions upon a Change-in-Control

Notwithstanding any distribution election to the contrary, if a Change-in-Control as defined in Section 1.4 occurs then the remaining amount of the Participant’s Account shall be paid to the Participant or her beneficiary in a single lump-sum payment as of the date of a Change-in-Control.

Article 7 - Beneficiaries

7.1          Beneficiaries

Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as her beneficiary under the Plan. Such designation shall be made in a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending her previous designation in a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s surviving spouse, or if no surviving spouse to the Participant’s estate. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated in the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.2          Lost Beneficiary

All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid. If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties.

Article 8 - Funding

8.1          Prohibition against Funding

Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the ERISA. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

8.2          Deposits in Trust

Notwithstanding Section 8.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan.

Article 9 - Claims Administration

9.1           General

If a Participant, beneficiary or his or her representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, beneficiary or his or her representative desires to dispute the decision of the Administrator, he or she must file a written notification of his or her claim with the Administrator.

9.2          Claims Procedure

Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If any Participant or beneficiary claims to be entitled to benefits under the Plan and the Administrator determines that the claim should be denied in whole or in part, the Administrator shall, in writing, notify such claimant within ninety days (forty-five (45) days if the claim is on account of Disability) of receipt of the claim that the claim has been denied. The Administrator may extend the period of time for making a determination with respect to any claim for a period of up to ninety (90) days (thirty (30) days if claim is on account of Disability), provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial ninety (90) day (or forty-five (45) day) period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth:

(a)            the specific reason or reasons for denial of the claim;

(b)            a specific reference to the Plan provisions on which the denial is based;

(c)            a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)            an explanation of the provisions of this Article.

Under no circumstances shall any failure by the Administrator to comply with the provisions of this Section 9.2 be considered to constitute an allowance of the claimant’s claim.

9.3          Right of Appeal

A claimant who has a claim denied wholly or partially under Section 9.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this Section must be filed by written notice within sixty (60) days (one-hundred and eighty (180) days if the claim is on account of Disability) after receipt by the claimant of the notice of denial under Section 9.2.

9.4          Review of Appeal

Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be binding on all parties. The decision shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator ‘s decision shall be issued within sixty (60) days (forty-five (45) days if the claim is on account of Disability) after the appeal is filed, except that the Administrator may extend the period of time for making a determination with respect to any claim for a period of up one hundred and twenty (120) days (ninety (90) days if the claim is on account of Disability), provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial one-hundred and twenty (120) day (or, if the claim is on account of Disability, initial ninety (90) day) period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. Under no circumstances shall any failure by the Administrator to comply with the provisions of this Section 9.4 be considered to constitute an allowance of the claimant’s claim.

In the case of a claim on account of Disability: (i) the review of the denied claim shall be conducted by an employee who is neither the individual who made the initial determination or a subordinate of such person; and (ii) no deference shall be given to the initial determination. For issues involving medical judgment, the employee must consult with an independent health care professional who may not be the health care professional who rendered the initial claim.

9.5          Designation

The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article. Any person so designated shall have the same authority and discretion granted to the Administrator hereunder.

Article 10 - General Provisions

10.1       Administrator

(a)            The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into the Trust in accordance with Section 8.2 hereof; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b)            The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)            The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

10.2        No Assignment

Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

10.3        No Employment Rights

Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

10.4        Incompetence

If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

10.5        Identity

If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.6        Other Benefits

The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

10.7        Expenses

All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

10.8        Insolvency

Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

10.9        Amendment or Modification

The Employer may, at any time, in its sole discretion, amend or modify the Plan in whole or in part, except that no such amendment or modification shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such amendment or modification complies with Code Section 409A and related regulations thereunder. The Plan may not be amended or modified after the date of a Change-in-Control except to comply with applicable law and Code Section 409A.

10.10     Plan Termination

The Employer further reserves the right to terminate the Plan in whole or in part, in the following manner, except that no such termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such termination complies with Code Section 409A and related regulations thereunder:

(a)            The Employer, in its sole discretion, may terminate the Plan and distribute all vested Participants’ Accounts no earlier than twelve (12) calendar months from the date of the Plan termination and no later than twenty-four (24) calendar months from the date of the Plan termination, provided however that all other similar arrangements are also terminated by the Employer for any affected Participant and no other similar arrangements are adopted by the Employer for any affected Participant within a three (3) year period from the date of termination; or

(b)            The Employer may decide, in its sole discretion, to terminate the Plan in the event of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court, provided that the Participants vested Account balances are distributed to Participants and are included in the Participants’ gross income in the latest of: (i) the calendar year in which the termination occurs; (ii) the calendar year in which the amounts deferred are no longer subject to a substantial risk of forfeiture ; or (iii) the first calendar year in which payment is administratively practicable.

10.11     Construction

All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

10.12      Governing Law

This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, Code Section 409A, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of New York, other than its laws respecting choice of law.

10.13      Severability

If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of sections 201(2), 301(a)(3) and 401(a)(l) of ERISA, or Code Section 409A, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement. The Plan will be operated and administered in accordance with Code Section 409A and the regulations thereunder notwithstanding anything in the Plan to the contrary.

10.14      Headings

The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

10.15      Terms

Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

IN WITNESS WHEREOF, Generations Bank has caused this instrument to be executed by its duly authorized officer, effective as of this 29th day of July, 2019.

Generations Bank

By:

Title:	President & CEO

Exhibit A

The amount of the Supplemental Employer Contribution is stated below. This Supplemental Employer Contribution shall be made each year beginning January 1, 2018 and ending December 31, 2031 assuming the Participant has not had a Separation from Service from the Bank.

Name	Date of Eligibility	Annual Contribution
Shelley Tafel	January 1, 2018	$7,500

Vesting

Plan Year 0 - 5 = 0% vested

Plan Year 6 and beyond = 100% vested

Distribution Election:

☐            Lump-sum distribution

☐            __10____ Annual installments (2 - 10 payments allowed)